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                                  EXHIBIT 23.2



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Georgia-Carolina Bancshares, Inc.

         We consent to the use in this Registration Statement on Form SB-2 of our report dated February 7, 1997, relating to the statements of financial condition of McDuffie Bank & Trust and the related statements of income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 and to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

                                   /s/ Cherry, Bekaert & Holland, L.L.P.

Augusta, Georgia
December 3, 1997